EXHIBIT 99.2
About Non-GAAP Financial Measures
To supplement RealNetworks’ condensed consolidated financial statements presented in accordance with GAAP, the Company presents investors with certain non-GAAP financial measures, including adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses.
•	Adjusted revenue consists of revenue excluding the impact of foreign exchange rate fluctuations experienced in the third quarter.
•	Adjusted EBITDA and adjusted EBITDA by reporting segment consist of net income (loss) attributable to common shareholders excluding the impact of the following: interest income, net; income taxes; depreciation and amortization (net of noncontrolling interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; expenses related to antitrust litigation; impairment of goodwill and long-lived assets (net of noncontrolling interest effect); and the effect of the change in accounting for the sale of noncontrolling interest in Rhapsody America.
•	Adjusted EBITDA excluding impairments consists of net income (loss) attributable to common shareholders excluding the impact of the following: interest income, net; income taxes; depreciation and amortization (net of noncontrolling interest effect); stock-based compensation; expenses for employee stock options that were converted to cash rights; equity investment gains and losses from sales or impairments; expenses related to antitrust litigation; impairment of goodwill and long-lived assets (net of noncontrolling interest effect); impairment of deferred costs and prepaid royalties; restructuring and other charges; and the effect of the change in accounting for the sale of noncontrolling interest in Rhapsody America.
•	Adjusted cost of revenue consists of GAAP cost of revenue excluding stock-based compensation expenses, acquisition costs including amortization of intangible assets (net of noncontrolling interest effect), and expenses for employee stock options that were converted to cash rights.
•	Adjusted operating expenses consist of GAAP operating expenses excluding stock-based compensation expenses, antitrust litigation expenses, acquisition costs including amortization of intangible assets (net of noncontrolling interest effect), and expenses for employee stock options that were converted to cash rights.
RealNetworks believes that the presentation of adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses provide important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. Management believes that the use of these non-GAAP financial measures provides consistency and comparability with RealNetworks’ past financial reports, and also facilitates comparisons with other companies in the Company’s industry, many of which use similar non-GAAP financial measures to supplement their GAAP results. Management has historically used these non-GAAP measures when evaluating operating performance because the inclusion or exclusion of the items described above provides additional useful measures of the Company’s operating results and facilitates comparisons of the Company’s core operating performance against prior periods and its business model objectives. The

Company has chosen to provide this information to investors in order to enable them to perform additional analyses of past, present and future operating performance, to enable them to compare RealNetworks with other companies, and as a supplemental means to evaluate the Company’s ongoing operations. In addition, RealNetworks believes that providing adjusted revenue allows investors to compare 2009 revenue with 2008 revenue in constant dollars, providing a more consistent view of revenue trends for its ongoing business. Externally, the Company believes that adjusted EBITDA and adjusted EBITDA excluding impairments are useful to investors in their assessment of RealNetworks’ operating performance and the valuation of the Company.
Internally, adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, and adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses are significant measures used by management for purposes of:
•	supplementing the financial results and forecasts reported to the Company’s board of directors;
•	evaluating the operating performance of RealNetworks which includes direct and incrementally controllable revenue and costs of operations, but excludes items considered by management to be non-cash or non-operating such as interest income and expense, stock-based compensation, tax expense, depreciation and amortization; impairment of goodwill and long-lived assets; or not within management’s control, such as significant fluctuations in foreign currencies;
•	managing and comparing performance internally across the Company’s businesses and externally against the Company’s peers;
•	establishing internal operating budgets; and
•	evaluating and valuing potential acquisition candidates.
Adjusted revenue, adjusted EBITDA, adjusted EBITDA excluding impairments, adjusted EBITDA by reporting segment, adjusted cost of revenue and adjusted operating expenses are not calculated in accordance with GAAP, and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of RealNetworks’ business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of RealNetworks’ results as reported under GAAP. The Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from its non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. Some of the limitations in relying on the Company’s non-GAAP financial measures are:
•	Adjusted EBITDA, adjusted EBITDA excluding impairments and adjusted EBITDA by reporting segment are measures that the Company has defined for internal and investor purposes and are not in accordance with GAAP. A further limitation associated with these measures is that they do not include all costs and income that impact the Company’s net income (loss) attributable to common shareholders and net income (loss) per share attributable to common shareholders. The Company compensates for these limitations by prominently disclosing GAAP net income (loss) attributable to common shareholders, which the Company believes is the most directly comparable GAAP measure, and providing investors with reconciliations from GAAP net income (loss) attributable to common shareholders to adjusted EBITDA, adjusted EBITDA excluding impairments and adjusted EBITDA by reporting segment.

•	Adjusted cost of revenue is limited in that it does not include stock-based compensation expenses and certain costs associated with the Company’s acquisitions. Adjusted operating expenses are limited in that they do not include stock-based compensation expenses, antitrust litigation expenses and certain costs associated with the Company’s acquisitions. The Company compensates for these limitations by prominently disclosing the reported GAAP results and providing investors with a reconciliation from GAAP to the adjusted amount.
RealNetworks has included reconciliations of GAAP net income (loss) attributable to common shareholders to adjusted EBITDA, to adjusted EBITDA excluding impairments, and to adjusted EBITDA by reporting segment; GAAP cost of revenue to adjusted cost of revenue; and GAAP operating expenses to adjusted operating expenses for the relevant periods in the financial tables of its earnings press release, which is included as Exhibit 99.1 to this report.